UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

HELBIZ, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule, or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HELBIZ, INC.

32 Old Slip

New York, NY 10005

(917) 535-2610

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of Helbiz, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Helbiz, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with action taken by written consent, pursuant to Section 228 of the Delaware General Corporation Law and Section 2.9 of our amended and restated bylaws of the stockholders who have the authority to vote a majority of the issued and outstanding shares of common stock, par value $0.00001 per share, of the Company to approve, as required by Nasdaq Rule 5635, the issuance of shares of common stock of the Company on the terms and subject to the conditions described in the Information Statement.

This Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent.

THIS IS NOT A NOTICE OF A MEETING, AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Salvatore Palella
Salvatore Palella Chief Executive Officer

May __, 2022

HELBIZ, INC.

32 Old Slip

New York, NY 10005

(917) 535-2610

PRELIMINARY INFORMATION STATEMENT

GENERAL INFORMATION

Unless otherwise noted, references to the “Company,” “we,” “us,” or “our” mean Helbiz, Inc., a Delaware corporation. Our principal executive offices are located at 32 Old Slip, New York, NY 10005, telephone (917) 535-2610.

We expect that this Information Statement is first being mailed on or about May 2, 2022 to the Company’s common stockholders of record as of April 22, 2022 (the “Record Date”).

We are furnishing this Information Statement in connection with an action taken by the stockholder who has the authority to vote a majority of the outstanding shares of our common stock, par value $0.00001 per share (“Common Stock”).

Nasdaq Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance, or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price,” defined as the lower of the closing price immediately prior to the execution of the binding agreement or the average closing price of the common stock for the five trading days immediately preceding the execution of the binding agreement.

By written consent dated April 22, 2022 (the “Written Consent”), as permitted by Section 228 of the Delaware General Corporation Law (the “DGCL”), the stockholder who has the authority to vote a majority of the outstanding shares of Common Stock approved has approved:

(i)	the conversion of the convertible debenture in an initial principal amount of $15,000,000 issued on October 12, 2021 pursuant to a Stock Purchase Agreements dated October 12, 2021 (the “2021 SPA”) by and between the Company and the investor named therein and as amended by the Company and such investor on April 15, 2022,

(ii)	the conversion of the convertible debenture in an initial principal amount of $10,000,000 issued on October 28, 2021, pursuant to the 2021 SPA and as amended by the Company and such investor on April 15, 2022,

(iii)	the conversion of the convertible debenture in an initial principal amount of $5,000,000 issued on November 11, 2021, pursuant to the SPA and as amended by the Company and such investor on April 15, 2022 (together with the convertible debentures in (i) and (ii), the “2021 Convertible Debentures”),

(iv)	the conversion of the convertible debenture in an initial principal amount of $6,000,000 issued on April 15, 2022 pursuant to a Stock Purchase Agreements dated April 15, 2022 (the “2022 SPA”) by and between the Company and the investor named therein,

(v)	the conversion of the convertible debenture in an initial principal amount of $4,000,000 to be issued pursuant to the 2022 SPA (together with the convertible debenture in (iv), the “2022 Convertible Debentures”, and the convertible debentures in (i) to (v), the “Convertible Debentures”),

(vi)	the exercise of warrants to purchase 1,000,000 shares of our Class A common stock issued on October 12, 2021 and amended on April 15, 2022 (the “2021 Warrants”) and

(vii)	the exercise of warrants to purchase 500,000 shares of our Class A common stock issued on April 15, 2022 (the “2022 Warrants” and together with the 2021 Warrants, the “Warrants”)

so that the aggregate issuance of Class A common stock upon such conversions and exercises, together with any Class A common stock issued in connection with any related transactions that may be considered part of the same transactions pursuant to which such securities were issued, may be without limit and may exceed the threshold and pricing for which shareholder approval is required under Nasdaq Rule 5635(d). A copy of the Written Consent is attached hereto as Exhibit A.

Section 228 of the DGCL permits the stockholders of a Delaware corporation to take action without a meeting upon the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted unless otherwise provided in the corporation’s certificate of incorporation. Approval by the holders of at least a majority of the outstanding shares of Common Stock was required to approve the increase in the number of shares that may be issued pursuant to the Convertible Debentures.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY

OVERVIEW

Description of the 2021 SPA, the 2022 SPA, the Convertible Debentures and the Warrants

We set out below a summary of our the 2021 SPA, the 2022 SPA, the Convertible Debentures and the Warrants. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of those documents which are filed as exhibits to our Current Report on Form 8-K filed with the SEC on October 18, 2021 and our Current Report on Form 8-K filed with the SEC on April 15, 2022.

2021 SPA

On October 12, 2021, we entered into the 2021 SPA with the holder of the 2021 Convertible Debentures (the “Holder”) whereby we agreed to issue and sell, and the Holder agreed to purchase, the 2021 Convertible Debentures, the 2021 Warrants and 150,000 shares of our Class A common stock. In exchange, we received net proceeds of approximately $30 million.

2022 SPA

On April 15, 2022, we entered into the 2022 SPA with the Holder whereby we agreed to issue and sell, and the Holder agreed to purchase, the 2022 Convertible Debentures, the 2022 Warrants and 150,000 shares of our Class A common stock. We issued one of the 2022 Convertible Debentures in the principal amount of $10 million, the 2022 Warrants and the 150,000 shares of Class A common stock on April 15, 2022, and the Holder has agreed to purchase, and we have agreed to sell, a second 2022 Convertible Debenture in the principal amount of $4 million within one day of the U.S. Securities and Exchange Commission declaring a registration statement for the resale of certain shares underlying the Convertible Debentures effective. Upon the sale of such second 2022 Convertible Debenture, we will have received net proceeds of approximately $10 million.

The Convertible Debentures

The Holder may convert all or any portion of a Convertible Debenture in its sole discretion at any time on or prior to maturity at the lower of $3.00 or 92.5% of the lowest daily volume-weighted average price (“VWAP”), during the five consecutive trading days immediately preceding the conversion date or other date of determination, provided that as long as we are not in default under the Convertible Debenture, the conversion price may never be less than $0.50 (the “Floor Price”). If the daily VWAP is less than the Floor Price for five trading days, the Holder may require us to provide it with a reset notice setting forth a reduced Floor Price which shall be equal to no more than 80% of the closing price on the trading day immediately prior to such reset notice (and in no event greater than floor price then in effect).

We may not convert any portion of a Convertible Debenture if such conversion would result in the Holder beneficially owning more than 4.99% of our then issued and common stock, provided that the Holder may waive such limitation with 65 days’ notice. Additionally, we may not convert any portion of the Convertible Debentures if the issuance of such Common Stock, together with any Common Stock issued in connection with any related transactions that may be considered part of the same series of transactions, would exceed the aggregate number of shares of Common Stock that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of Nasdaq Stock Market LLC (the “Nasdaq”) (such limit shall be referred to as the “Exchange Cap”). The Exchange Cap shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq for issuances of shares in excess of the Exchange Cap. This notice is to inform you that our stockholders have provided such approval.

The Warrants

Each of the Warrants is exercisable for five years from the date of issuance at an exercise price of $3.00 per share of Class A common stock. We may not exercise any portion of the Warrants if the issuance of such Common Stock, together with any Common Stock issued in connection with any related transactions that may be considered part of the same series of transactions, would exceed the Exchange Cap. The Exchange Cap shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq for issuances of shares in excess of the Exchange Cap. This notice is to inform you that our stockholders have provided such approval.

Approval of the Transaction

The approval of our ability to issue shares of Class A common stock in excess of the Exchange Cap upon the conversion of the Convertible Debentures or the exercise of the Warrants requires the approval of the holders of our outstanding shares of common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

As of the close of business on the Record Date, we had 33,818,511 shares of Common Stock outstanding, of which 19,592,613 are shares of Class A common stock and 14,225,898 are shares of Class B common stock. Holders of shares of Class A Common Stock are entitled to cast one vote per share, and holders of shares of Class B Common Stock are entitled to cast the lesser of (a) ten votes per share of Class B common stock or (b) such number of votes per share as shall equal the ratio necessary so that the votes of all outstanding shares of Class B Common Stock shall equal sixty percent (60%) of all shares of Class A Common Stock and shares of Class B Common Stock entitled to vote as of the applicable record date on each matter properly submitted to stockholders entitled to vote.

The stockholder who approved the Written Consent held 14,225,898 shares of Class B common stock as of the Record Date, representing 60% of the voting power of all shares of common stock. Accordingly, the limitations on issuances and sales of securities under Nasdaq Rule 5635 will not apply to the issuances of shares of Class A common stock upon conversion of the Convertible Debentures or the exercise of the Warrants. Pursuant to Rule 14c-2(b) promulgated under the Securities Exchange Act of 1934, as amended, such action may not be effected until at least 20 calendar days following the mailing of this Information Statement to our common stockholders.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the issuance of the Shares.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our common stock (which interest does not differ from that of the other holders of our common stock).

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of our Common Stock as of the Record Date by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Equity Position of Outstanding Shares	Approximate Percentage of Voting Position of Outstanding Shares(2)
Greater than 5% Holders
Dario Belletti(3)	3,844,676	11.4%	7.8%
Directors and Executive Officers
Salvatore Palella	17,006,999	47.8%	65.2%
Jonathan Hannestad	534,047	1.6%	1.1%
Giulio Profumo	481,556	1.4%	1.0%
Nemanja Stancic	481,556	1.4%	1.0%
Stefano Ciravegna	481,556	1.4%	1.0%
Lorenzo Speranza	457,392	1.3%	0.9%
Emanuele Liatti	—	*	*
Matteo Mammi	75,000	*	*
Lee Stern	86,250	*	*
Guy Adami	56,250	*	*
Kimberly Wilford	56,250	*	*
All directors and executive officers as a group (11 individuals)	19,716,858	51.6%	69.2%

(1)	Unless otherwise indicated, the business address of each of the individuals is the address of Helbiz, Inc., 32 Old Slip, New York, New York 10005.

(2)	Holders of shares of Class A Common Stock are entitled to cast one vote per share and holders of shares of Class B Common Stock will be entitled to cast the lesser of (a) ten votes per share of Class B common stock or (b) such number of votes per share as shall equal the ratio necessary so that the votes of all outstanding shares of Class B Common Stock shall equal sixty percent (60%) of all shares of Class A Common Stock and shares of Class B Common Stock entitled to vote as of the applicable record date on each matter properly submitted to stockholders entitled to vote. The only person who holds Class B Common Stock is Salvatore Palella.

(3)	Includes 3,188,851 shares for Finbeauty S.r.l., Corso di Porta Nuova 34, Milan, 20121, Italy, an entity over which Mr. Dario Belletti has control to vote and dispose of such shares.

*         Denotes less than one (1%) percent.

ADDITIONAL INFORMATION

Householding of Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple stockholders in each household unless otherwise instructed by such stockholders. We will promptly deliver a separate copy of the Information Statement to any stockholder upon written or oral request to us, at Helbiz, Inc., 32 Old Slip, New York, NY 10005, telephone (917) 535-2610. Any stockholder wishing to receive separate copies of our proxy statement or annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

Costs

We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries who are record holders of our Common Stock for the forwarding of this Information Statement to the beneficial owners of our Common Stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

By Order of the Board of Directors

/s/ Salvatore Palella
Salvatore Palella
Chief Executive Officer

May __, 2022

Exhibit A

HELBIZ, INC.

a Delaware corporation

ACTION BY WRITTEN CONSENT OF THE STOCKHOLDER

The undersigned stockholder of Helbiz, Inc., a Delaware corporation (the “Company”), acting in accordance with Section 228 of the General Corporation Law of the State of Delaware, hereby waives all notice of time, place, or purpose of a meeting and consent to approve and adopt the following recitals and resolutions by written consent:

Overview

WHEREAS, the undersigned stockholder, owns of record 14,225,898 shares of Class B common stock of the Company, representing 60% of the voting power of the Company’s shares of common stock, par value $0.00001 per share (“Common Stock”), of the Company;

WHEREAS, on October 12, 2021, the Company entered into a Securities Purchase Agreement (the “2021 SPA”) with YA II PN, Ltd. (“YA II”);

WHEREAS, on April 15, 2022, the Company entered into a Securities Purchase Agreement (the “2022 SPA”) with YA II;

WHEREAS, in connection with the 2021 SPA and the 2022 SPA the Company issued (or is obligated to issue):

(i)	a convertible debenture in an initial principal amount of $15,000,000 issued on October 12, 2021, as amended by the Company and YA II on April 15, 2022,

(ii)	a convertible debenture in an initial principal amount of $10,000,000 issued on October 28, 2021, as amended by the Company and YA II on April 15, 2022,

(iii)	a convertible debenture in an initial principal amount of $5,000,000 issued on November 11, 2021 as amended by the Company and such investor on April 15, 2022,

(iv)	a convertible debenture in an initial principal amount of $6,000,000 issued on April 15, 2022,

(v)	a convertible debenture in an initial principal amount of $4,000,000 to be issued pursuant to the 2022 SPA (together with the convertible debentures in (i) to (iv), the “Convertible Debentures”),

(vi)	a warrant to purchase 1,000,000 shares of our Class A common stock issued on October 12, 2021 and amended on April 15, 2022 (the “2021 Warrants”) and

(vii)	a warrant to purchase 500,000 shares of our Class A common stock issued on April 15, 2022 (the “2022 Warrants” and together with the 2021 Warrants, the “Warrants”).

WHEREAS, each of the Convertible Debentures and the Warrants contains a restriction stating that the Company shall not issue any shares of Common Stock upon conversion or exercise, as applicable, if the issuance of such Common Stock, together with any Common Stock issued in connection with any related transactions that may be considered part of the same series of transactions, would exceed the aggregate number of shares of common stock that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of Nasdaq Stock Market LLC (the “Nasdaq”) and shall be referred to as the “Exchange Cap,” except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq for issuances of shares in excess of such amount.

WHEREAS, the undersigned wishes to provide the approval of the Company’s stockholders as required by the applicable rules of Nasdaq for issuances of shares upon the conversion of the Convertible Debentures or the exercise of the Warrants in excess of the Exchange Cap;

NOW, THEREFORE, BE IT RESOLVED, that the undersigned approves the issuance of shares upon conversion of the Convertible Debentures or the exercise of the Warrants in excess of the Exchange Cap; and

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to take such further action and to execute such further instruments in the name and on behalf of the Company as such officers or such transfer agent and registrar deem necessary or appropriate to carry out the intent of the foregoing resolutions, the taking of such actions by any such officer to be conclusive evidence of his or her authorization hereunder and approval thereof; and

FURTHER RESOLVED, that any and all actions heretofore taken to date by any officer or director of the Company in furtherance of and consistent with the matters authorized by the foregoing resolutions hereby, in all respects, are authorized, approved, ratified and confirmed; and

FURTHER RESOLVED, that any and all notice requirements applicable to the foregoing resolutions as may be provided in the By-Laws are hereby waived; and

FURTHER RESOLVED, that this Action by Written Consent of the Stockholder is irrevocable.

The undersigned votes all 14,225,898 shares of Class B common stock held by the undersigned in connection with this Action by Written Consent of the Stockholder.

By: Salvatore Palella

/s/ Salvatore Palella
Name: Salvatore Palella
Date: April 22, 2022